EXHIBIT 17


                     New Century Capital & Consulting Corp.
                            2505 NW Boca Raton Blvd.
                            Boca Raton, Florida 33431




                             To Whom it May Concern:


    This letter is to give written verification that effective May 23, 2001;
I, Mark Colacurcio resign as President and Director of New Century Capital Corp.









                     /s/ Mark Colacurcio
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                     Mark Colacurcio, President and Director